Exhibit 1

JOINT FILING AGREEMENT

           The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of Loral Space & Communications Inc., dated as of November 30, 2005, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: November 30, 2005	MHR CAPITAL PARTNERS (500) LP

By:	MHR Advisors LLC, its General Partner

By:	/s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR ADVISORS LLC

By:	/s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC, its General Partner

By:	/s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL ADVISORS II LLC

By:	/s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL PARTNERS LP

By:	MHR Institutional Advisors LLC, its General Partner

By:	/s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL ADVISORS LLC

By:	/s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MARK H. RACHESKY, M.D.

By:	/s/ Mark H. Rachesky